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                                                                     EXHIBIT 5.1

                           [LETTERHEAD OF ALCOA INC.]

                                                    December 30, 1999

Board of Directors
Alcoa Inc.
201 Isabella Street
Pittsburgh, PA 15212

                               Re: Alcoa Inc.
                               Registration Statement on Form S-4

Ladies and Gentlemen:

   I am Secretary and Senior Counsel of Alcoa Inc., a Pennsylvania corporation (the "Company"), and have acted as such in connection with the proposed transactions described in the prospectus/proxy statement (the "Proxy Statement/Prospectus") forming a part of the Company's Registration Statement on Form S-4, including the exhibits thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on December 30, 1999 under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of shares of common stock, par value $1.00 per share, of the Company (the "Common Stock") in connection with the proposed merger of Reynolds Metals Company, a Delaware corporation ("Reynolds"), with and into RLM Acquisition Corp. ("RLM"), a Delaware corporation and a wholly-owned subsidiary of the Company, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of August 18, 1999, among the Company, RLM and Reynolds (the "Merger Agreement").

   This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

   In connection with this opinion, I have examined (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Articles of Incorporation and the By-Laws of the Company, in each case as amended to the date hereof, (iv) certain resolutions of the Board of Directors of the Company relating to, among other things, the approval of the transactions contemplated by the Merger Agreement, and (v) such other documents as I deemed necessary or appropriate as a basis for the opinion set forth below.

   In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

   I am admitted to the bar of the Commonwealth of Pennsylvania and I express no opinion as to the laws of any other jurisdiction.

   Based upon the foregoing and subject to the foregoing I am of the opinion that the Common Stock, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.
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   In rendering the foregoing opinion, I have assumed that (i) the Merger and the other transactions contemplated by the Merger Agreement will be consummated in accordance with the terms of the Merger Agreement, including being approved and adopted by the requisite vote of the Reynolds stockholders, (ii) the Common Stock will conform in all material respects to the descriptions thereof set forth in the Proxy Statement/Prospectus and (iii) the certificates representing the Common Stock will be duly executed and delivered.

   I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement under the caption "Legal Matters." In giving such consent, I do not hereby admit that I come into the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ Denis A. Demblowski

                                          Denis A. Demblowski
                                          Secretary and Senior Counsel